Exhibit 1.1

GLOBAL MEDICAL REIT INC.

AMENDMENT NO. 1 TO

CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

June 21, 2019

CANTOR FITZGERALD & CO. 499 Park Avenue New York, NY 10022	H.C. Wainwright & Co., LLC 430 Park Avenue New York, NY 10022
B. RILEY FBR, INC. 299 Park Avenue, 7th Floor New York, NY 10171	The Huntington Investment Company 41 S. High Street HC0520 Columbus, OH 43287
BMO CAPITAL MARKETS CORP. 3 Times Square, 25th Floor New York, NY 10036	Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, WI 53202
D.A. Davidson & Co. 8 Third Street North Great Falls, MT 59401	Stifel, Nicolaus & Company, Incorporated 501 North Broadway, 10th Floor Saint Louis, MO 63102

Ladies and Gentlemen:

Reference is made to the Controlled Equity OfferingSM Sales Agreement, dated as of August 17, 2018 (the “Agreement”), by and among Global Medical REIT Inc., a Maryland corporation (the “Company”), Global Medical REIT L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and Inter-American Management, LLC, a Delaware limited liability company and the manager of the Company (the “Manager”), on the one hand, and Cantor Fitzgerald & Co., B. Riley FBR, Inc., BMO Capital Markets Corp., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, The Huntington Investment Company and Robert W. Baird & Co. Incorporated (each an “Existing Agent” and collectively, the “Existing Agents” and together with the Company, the Operating Partnership and the Manager, the “Parties”) pursuant to which the Company may issue and sell through the Existing Agents, each acting as agent and/or principal, shares of the Company’s common stock, par value $0.001 per share, having an aggregate sale price of up to $50,000,000. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 1 to the Controlled Equity OfferingSM Sales Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a. The definitions of the terms “Agent” and “Agents” are hereby amended to read as follows: “Cantor Fitzgerald & Co., B. Riley FBR, Inc., BMO Capital Markets Corp., D.A. Davidson & Co., H.C. Wainwright & Co., LLC, The Huntington Investment Company, Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated (each an “Agent” and collectively, the “Agents”).”

b. Section 12 of the Agreement is hereby amended to include the following immediately after the contact information for Robert W. Baird & Co. Incorporated:

“Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, MD 21202

Attention:	Syndicate Department
Facsimile:	443-224-1273”

c. Schedule 2 to the Agreement shall be replaced in its entirety with the version attached hereto.

SECTION 2. Obligations Binding upon Stifel, Nicolaus & Company, Incorporated. Stifel, Nicolaus & Company, Incorporated hereby agrees to be bound by the terms of the Agreement. Stifel, Nicolaus & Company, Incorporated shall be considered to be an Agent under the Agreement to the same extent as if it were a party to the Agreement on the date of the execution thereof.

SECTION 3. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 4. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 5. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AMENDMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or electronic transmission.

SECTION 7. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Manager and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership, the Manager and each of the Agents.

Very truly yours,

GLOBAL MEDICAL REIT INC.

By:	/s/ Jeff Busch
Name: Jeff Busch
Title: Chief Executive Officer and President

GLOBAL MEDICAL REIT L.P.

By: Global Medical REIT GP LLC
Its: General Partner

By: Global Medical REIT Inc.
Its: Sole Member

By:	/s/ Jeff Busch
Name: Jeff Busch
Title: Chief Executive Officer and President

INTER-AMERICAN MANAGEMENT, LLC

By:	/s/ Jeff Busch
Name: Jeff Busch
Title: President

SIGNATURE PAGE

GLOBAL MEDICAL REIT INC. – Amendment No. 1 to Sales Agreement

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.		H.C. WAINWRIGHT & CO., LLC

By:	/s/ Mark Kaplan	By:	/s/ Edward D. Silvera
Name:	Mark Kaplan	Name:	Edward D. Silvera
Title:	Global CEO	Title:	Chief Operating Officer

B. RILEY FBR, INC.		The Huntington Investment Company

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll	By:	/s/ Peter Dippolito
Title:	Co-Head, Investment Banking	Name:	Peter Dippolito
		Title:	Senior Manager

BMO CAPITAL MARKETS CORP.
ROBERT W. BAIRD & CO. INCORPORATED
By:	/s/ David Raff
Name:	David Raff
Title:	Managing Director	By:	/s/ B. William Bartlett
		Name:	B. William Bartlett
D.A. DAVIDSON & CO.		Title:	Vice President

Stifel, Nicolaus & Company, Incorporated
By:	/s/ Keith E. Getter
Name:	Keith E. Getter
Title:	Managing Director
		By:	/s/ Chad M. Gorsuch
		Name:	Chad M. Gorsuch
		Title:	Managing Director

SIGNATURE PAGE

GLOBAL MEDICAL REIT INC. – Amendment No. 1 to Sales Agreement

SCHEDULE 2

NOTICE PARTIES

The Company

Jeffrey Busch (jeffb@interamc.com)

Robert J. Kiernan (bobk@interamc.com)

Jamie A. Barber (jamieb@globalmedicalreit.com)

The Agents

Cantor Fitzgerald & Co.

Sameer Vasudev (svasudev@cantor.com)

with copies to:

CFCEO@cantor.com

B. Riley FBR, Inc.

Larry Goldsmith Jr. (lgoldsmith@brileyfbr.com)

Patrice McNicoll (pmcnicoll@brileyfbr.com)

Ryan Loforte (rloforte@brileyfbr.com)

Keith Pompliano (kpompliano@brileyfbr.com)

Scott Ammaturo (sammaturo@brileyfbr.com)

with copies to:

atmdesk@brileyfbr.com

atmadmin@brileyfbr.com

BMO Capital Markets Corp.

Dave Raff (David.Raff@bmo.com)

Eric Benedict (Eric.Benedict@bmo.com)

Jaryd Banach (jaryd.banach@bmo.com)

Alex Watson (Alexander.watson@bmo.com)

D.A. Davidson & Co.

atmofferingdadavidson@dadco.com

H.C. Wainwright & Co., LLC

ATM@hcwco.com

The Huntington Investment Company

Peter Dippolito (peter.dippolito@huntington.com)

Barry Fredrickson (barry.fredrickson@huntington.com)

Jon Novak (jon.novak@huntington.com)

Jay Clutter (jay.clutter@huntington.com)

with copies to:

ATMOfferings@huntington.com

Robert W. Baird & Co. Incorporated

John Roesner (jroesner@rwbaird.com)

Barbara Nelson (banelson@rwbaird.com)

Stifel, Nicolaus & Company, Incorporated

Chad Gorsuch (cmgorsuch@stifel.com)

Steve Zimmerman (zimmermans@stifel.com)

Dan Covatta (dcovatta@stifel.com)

Mark White (whitem@stifel.com)

SIGNATURE PAGE

GLOBAL MEDICAL REIT INC. – Amendment No. 1 to Sales Agreement